NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
972.348.4310
Shelley.whiddon@alliancedata.com

ALLIANCE DATA’S EPSILON SIGNS MULTI-YEAR AGREEMENT WITH AMERICA’S GARDENING RESOURCE

Epsilon and its Abacus Division to Provide Direct Marketing Prospecting, Retention, Database
Management and Analytics Services for Multi-channel Gardening Retailer

DALLAS, Texas, Feb. 12, 2009 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that its Epsilon business has signed a multi-year agreement with Vermont-based America’s Gardening Resource, Inc. (AGR), marketers of Gardener’s Supply and Dutch Gardens catalog and online brands. AGR is a leading manufacturer and retailer of gardening tools, products and supplies.

Under the terms of the agreement, Epsilon, a leading provider of multi-channel, data-driven marketing technologies and services, will build and maintain AGR’s customer marketing database, and Abacus, an Epsilon business, will be AGR’s exclusive service provider for direct marketing efforts. Leveraging capabilities across Epsilon and Abacus’ suite of solutions for all of their direct marketing needs, AGR will be able to better target prospects, track and interpret sales activity across catalog and web channels, readily access its customer database, and gain both time and cost efficiencies in marketing operations.

Epsilon’s Abacus division will serve as AGR’s single provider of marketing data for all customer acquisition campaigns by utilizing highly predictive transactional behavior data. Through its cooperative database offering, Abacus’ 1,500+ multi-channel retail clients provide customer purchasing data (universally recognized as a key predictor of future buying behavior) to the cooperative database in exchange for access to the database as they create and execute data-driven marketing campaigns. Using this data – which represents more than 109 million U.S. households and nearly 9 billion customer transactions – along with proprietary modeling and analytics techniques, Abacus will help AGR leverage customer insight to optimize their acquisition and retention marketing efforts.

Epsilon’s marketing database solution will capture all AGR customer data and includes an innovative process for merging Abacus modeled names with AGR’s customer file directly within the database while also performing data hygiene processes. Parallel processing of all marketing files provides AGR a more sophisticated and efficient process compared with traditional procedures where those actions are conducted separately outside the database.

“We are focused on increasing the frequency of purchases from our existing customers while expanding our market share and lowering overall direct marketing expenditures,” said Jeff Govoni, director of marketing, America’s Gardening Resource, Inc.. “Epsilon offers a comprehensive solution with sophisticated capabilities that will help us achieve that goal.”

“To effectively market to current customers and prospects, companies need to utilize the latest tools, data and analytics,” said Bryan Kennedy, president of Epsilon.  “Our complete data and data management solutions along with our world-class talent will substantially improve America’s Gardening Resource’s marketing effectiveness and will allow them to acquire and grow profitable customer relationships in an ever-changing marketing environment.”

About America’s Gardening Resource

America’s Gardening Resource is the parent company of Gardener’s Supply and Dutch Gardens.  Founded in 1983, Gardener’s Supply is an employee-owned company of avid gardeners providing garden-tested, earth-friendly products combined with practical information.  Located in Burlington, Vermont, the company has won many awards for its patented products and innovative management style.  Gardener’s Supply can be found on the web at gardeners.com.  Dutch Gardens is known for its high-quality Dutch bulbs and plants, all carefully monitored from Holland.  Dutch Gardens buys directly from plant sources and provides high value with the best varieties.

About Epsilon

Epsilon is the industry’s leading marketing services firm. Ad Age ranks Epsilon #1 U.S. Marketing Services Firm and #1 U.S. Direct Marketing Agency. Services include strategic consulting, database and loyalty technology, proprietary data, predictive modeling and a full range of creative and interactive services including brand and promotional development, web design, email deployment, search engine optimization and direct mail production. In addition, Epsilon is the world’s largest permission-based email marketer. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com or call 1.800.309.0505.

About Alliance Data

Alliance Data (NYSE:  ADS) is a leading provider of loyalty and marketing solutions derived from transaction-rich data.  The Company manages more than 107 million consumer relationships for some of North America’s most recognizable companies. Through the creation and deployment of customized solutions that change consumer behavior, Alliance Data enables its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at more than 50 locations worldwide. Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the termination of the proposed merger with an affiliate of The Blackstone Group, including risks and uncertainties arising from actions that the parties to the merger agreement may take in connection therewith. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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